Exhibit 99.1

DOMTAR CORPORATION ANNOUNCES TERMINATION OF CONSENT SOLICITATIONS RELATING TO ITS 6.25% SENIOR NOTES DUE 2042 AND 6.75% SENIOR NOTES DUE 2044

FORT MILL, SC, December 13, 2021 – Domtar Corporation (the “Company”) today announced that it has terminated its previously announced solicitations of consents (the “Consent Solicitations”) relating to its outstanding 6.25% Senior Notes due 2042 (CUSIP No. 257559AJ3; ISIN No. US257559AJ34) (the “2042 Notes”) and 6.75% Senior Notes due 2044 (CUSIP No. 257559AK0; ISIN No. US257559AK07) (the “2044 Notes” and, together with the 2042 Notes, the “Notes”), whereby the Company solicited consents of holders of the Notes to certain proposed amendments to the senior indenture governing the Notes. All consents received in the Consent Solicitations will be voided. The Consent Solicitations were subject to the conditions set forth in the Company’s Consent Solicitation Statement, dated December 2, 2021.

This press release confirms formal termination of the Consent Solicitations.

The termination of the Consent Solicitations does not affect the pendency of the Company’s concurrent change of control offers for each series of the Notes, which remain outstanding upon terms and subject to the conditions set forth in the Company’s Change of Control Notice and Offer to Purchase, dated December 2, 2021.

Barclays Capital Inc., BMO Capital Markets Corp., Credit Suisse Securities (USA) LLC, and Wells Fargo Securities, LLC acted as the Solicitation Agents in connection with the Consent Solicitations.

This press release is for informational purposes only and is not an offer to purchase or sell securities, a solicitation of an offer to purchase or sell securities or a solicitation of consents with respect to the Notes.

About Domtar Corporation

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and airlaid nonwovens. With approximately 6,400 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $3.7 billion. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward Looking Statements

All statements made herein that are not historical facts should be considered as forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. These statements include, but are not limited to, expected benefits and costs of the Merger and related transactions, and management plans relating to the Merger, statements that address the Company’s expected future business and financial performance, statements regarding the impact of natural disasters, health epidemics and other outbreaks, especially the outbreak of COVID-19 since December 2019, which may have a material adverse effect on the Company’s business, results of operations and financial conditions, and other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements. Certain of these risks are set forth in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the company’s other reports filed with the U.S. Securities and Exchange Commission (the “SEC”).

Those risks, uncertainties and assumptions also include The risk of unanticipated difficulties or expenditures resulting from the Merger; the risk of approvals relating to the Merger that could reduce the anticipated benefits of the Merger; the risk of legal proceedings, judgments or settlements, including those that may be instituted against Paper Excellence, Paper Excellence’s board of directors, Paper Excellence’s executive officers, Domtar, Domtar’s board of directors, Domtar’s executive officers, Merger Sub and others as a result of the Merger; the risk of disruptions of current plans and operations caused by the Merger; the risk of potential difficulties in employee retention due to the Merger; the risk of disruption of management time from ongoing business operations due to the Merger; the risk of the response of customers, distributors, suppliers, business partners and regulators to the Merger; the risk that the combined company may not operate as effectively and efficiently as expected; the risk of continued decline in usage of fine paper products in our core North American market; the risk of our ability to implement our business diversification initiatives, including repurposing of assets and strategic acquisitions or divestitures, including facility closures; the risk of failure to achieve our cost containment goals, conversion costs in excess of our expectations and demand for linerboard; the risk of product selling prices; the risk of raw material prices, including wood fiber, chemical and energy; the risk that conditions in the global capital and credit markets, and the economy generally, particularly in the U.S. and Canada; the risk that performance of our manufacturing operations, including unexpected maintenance requirements; the risk of the level of competition from domestic and foreign producers; the risk of cyberattacks or other security breaches; the risk of the effect of, or change in, forestry, land use, environmental and other governmental regulations and accounting regulations; the risk of the effect of weather and the risk of loss from fires, floods, windstorms, hurricanes and other natural disasters; transportation costs; the loss of current customers or the inability to obtain new customers; the risk of changes in asset valuations, including impairment of long-lived assets, inventory, accounts receivable or other assets for impairment or other reasons; the risk of changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Canadian dollar; the risk of the effect of timing of retirements; performance of pension fund investments and related derivatives, if any; the risk of a material disruption in our supply chain, manufacturing, distribution operations or customer demand such as public health crises that impact trade or the general economy, including COVID-19 and other viruses, diseases or illnesses; and the other factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020 and in Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. All such factors are difficult to predict and are beyond the Company’s control.

Additional factors that could cause results to differ materially from those described above can be found in Domtar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Domtar’s other reports filed with the SEC.

Media Relations

David Struhs

Vice-President

Corporate Services and Sustainability

Tel.: 803-802-8031

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